INVESTOR  RELATIONS AGREEMENT

THIS AGREEMENT dated for reference the 15th day of April, 2013.

BETWEEN:

American Graphite Technologies Inc., having an office address of 3651Lindell Road, Suite D#322, Las Vegas, Nevada, 89103

(hereinafter referred to as the “Company”)

OF THE FIRST PART

AND:
Rosevale Capital S.A., having an office address of Avenue 8ua Sur Y Calle 56 EDIF Paitilla Office Tower, Panama City, Panama

(hereinafter referred to as “Rosevale”)

OF THE SECOND PART
WHEREAS:

A.
The Company is an “exchange issuer” under the Securities Exchange Act or 1934 and the common shares of the company are listed and posted for trading on the Over-the-Counter Bulletin Board (“OTCBB”) under the trading symbol AGIN, and

B.
Rosevale is engaged in the business of providing marketing, promotional and investor relations services to listed companies and has agreed to provide such services to the Company on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

1.	Interpretation

This Agreement and all matters arising hereunder will be governed by, construed and enforced in accordance with the laws of the Courts of the State of Nevada and all disputes arising under this Agreement will be referred to the Courts of the State of  Nevada.

2.	Engagement

The Company hereby engages Rosevale to provide investor relations and marketing services for the Company including, but not limited, to the following:

a)
contacting persons registered to trade in securities pursuant to the provisions of the Securities Act or of the securities legislation of the jurisdiction where such persons reside and informing them of the particulars of the development of the Company’s projects and business, and the potential of the Company’s shares as an investment;

b)	providing a minimum of one full time employees, officers or contractors;

c)	acting in a liaison capacity between the Directors and Senior Officers of the Company, the persons referred to in Section 2(a) and the shareholders of the Company;

d)	circulating to the persons referred to in Section 2(a), the quarterly reports and other material financial or information documentation as may be reasonably request by such persons; and

e)	such other services as may be agreed upon by the Company’s Board of Directors, and Rosevale, including assistance in arranging desired equity financing from time to time.

3.	Term

a)
Subject to prior termination in accordance with Section 10, this Agreement will be effective April, 15,, 2013, and will remain in full force and effect for a Six (6) month period up to and including the close of business on October 14, 2013; and

b)	If the Company wishes to engage Rosevale after the term of this Agreement has expired, all work performed will be completed on a month to month basis at a fee determined by both parties.

4.	Remuneration

In consideration of Rosevale having rendered services to the Company, the Company will:

a)
pay to Rosevale a fee in the amount of Two Thousand and Five Hundred Dollars  (USD$ 2,500) forthwith on the 15th day of April 2013 , and Two Thousand Five Hundred Dollars (USD$ 2,500) on the  15th day of every month following, in which this Agreement is in effect.

b)	Upon signing of this agreement the Company will be required to pay Rosevale for the first three months of service in advance. The total amount will be $7,500.

5.	Expenses

a)
Provided that Rosevale will have obtained the prior consent of the Company to incur expenses and disbursements in connection with the performance of Rosevale's duties hereunder, the Company will reimburse Rosevale for all expenses and disbursements, including all reasonable travel expenses incurred by Rosevale in connection with the performance of Rosevale's duties hereunder within seven (7) days after receipt of invoices or such other documentation as the Company’s Board of Directors may reasonably require.  The Company shall not be obligated to reimburse Rosevale for any expenses claimed by them which are not evidenced by receipt or other documentary evidence satisfactory to the Company.  Notwithstanding the aforementioned, Rosevale will be responsible for all telephone charges incurred in connection with the services provided for the Company, however, Rosevale is not responsible for the mailing costs incurred in connection with the services provided for the Company; and

b)
Notwithstanding any other provision of this Agreement, Rosevale shall not make any single expenditure, or any series of expenditures in connection with any single matter or any number of connected matters, exceeding One Thousand United States Dollars (USD$1,000) without the prior consent of the Company.

6.	Representation and Warranties of the Company

The Company hereby represents and warrants to Rosevale that:

a)	the Company is a duly incorporated company and is in good standing with respect to the filing of annual returns;

b)	the common shares in the capital of the Company are quoted on the OTCBB;

c)
the Company is not in default with any of the terms and conditions of the listing arrangements made between the Company and FINRA and, to the best of the Company’s knowledge, information and belief, the Company has complied with all of the rules and policies of FINRA;

d)	the company is an “exchange issuer” under the Securities Exchange Act of 1934;

e)	to the best of the Company’s knowledge, information and belief, the Company has complied with the continuous disclosure requirements as set out in the Securities Act; and

f)	the execution and delivery of this Agreement has been duly authorized by all required corporate actions on behalf of the Company;

7.	Representations and Warranties - Rosevale

Rosevale hereby represents and warrants to the Company that:

a)	Rosevale is duly incorporated pursuant to the provisions of its jurisdiction;

b)	the execution and delivery of this Agreement has been duly authorized by all required corporate action on behalf of Rosevale; and

c)	Rosevale is not registered in accordance with the Securities Act and the Securities Regulation to trade in securities nor to act as an advisor to such actions.

8.	Covenants of the Company

The Company hereby covenants and agrees with Rosevale that:

a)	during the term of this Agreement, the Company will promptly advise Rosevale of:

i.	any material change in the business or affairs of the Company;

ii.
any cease trade order or trade halt made or imposed upon the Company, any of the Directors, Senior Officers or Insiders of the Company by any commission, exchange, governmental or self-regulatory body having jurisdiction over the Company and its affairs.

b)
the Company will deliver to Rosevale copies of all annual financial statements, quarterly reports, news releases, material change reports and other documentation required to be filed by the Company with the United States Securities and Exchange Commission or any other such regulatory body having jurisdiction over the Company’s affairs within ten (10) business days of the date such documents are to be  filed by the Company.

9.	Covenants of Rosevale

Rosevale covenants and agrees with the Company that:

a)	in performing their duties hereunder, they will comply with all applicable securities legislation and regulations;

b)	no use may be made of confidential information relating to the Company’s business and affairs until the Company has complied with the continuous disclosure requirements applicable to them;

c)
Rosevale will not disclose the private affairs of the Company or any secrets of the Company to any persons other than the board of directors of the Company or as may be required by the laws of the United States or any states therein;

d)	Rosevale will act in the best interests of the Company and will not make any misrepresentations whatsoever with respect to the Company’s business and affairs; and

e)	Rosevale will provide any documentation that it intends to forward to potential or existing shareholders to the Company for its review and approval prior to distribution.

10.	Termination of Agreement

This Agreement will terminate on October 14, 2013, unless further renewed.

11.	Return of Materials

Upon the expiration of the term of this Agreement, Rosevale will return to the Company all materials in their possession which have been delivered to them by the Company.

12.	Time of Essence

Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

13.	Ensurement

This Agreement will ensure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

14.	Entire Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all previous expectations, understandings, communications, representations and agreements, whether verbal or written between the parties with respect to the subject matter hereof.

15.	Further Assurances

Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

16.	Notices

All notices, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if delivered by hand or mailed, postage prepaid, addressed to the parties at their addresses first set forth above or to such other address as may be given in writing by the Company and will be deemed to have been received, if delivered, on the date of delivery and if mailed as aforesaid within Canada, then on the fifth business day following the posting thereof provided that if there will be, between the time of mailing, and the actual receipt of the notice a mail strike, slowdown or other labour dispute which might affect the delivery of the notice by the mails, then the notice will be effective if actually delivered.

17.	Severability of Clauses

In the event that any provisions of this Agreement or any part thereof is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

18.	Assignment

This Agreement will not be assignable by either of the parties hereto.

19.	Execution in Counterpart

This Agreement may be executed in counterpart, each of which such counterpart, notwithstanding the date or dates upon which this Agreement is executed and delivered by any of the parties, shall be deemed to be an original and all of which constitute one and the same agreement, effective as of the reference date given above.

IN WITNESS WHEREOF, the parties hereto have hereunder executed this Agreement as of the day and year first above written.

American Graphite Technologies Inc.

__________________________________________
Per: Authorized Signatory

Rosevale Capital S.A.

__________________________________________
Per: Authorized Signatory